UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)            March 13, 2006
Elcom International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27376	04-3175156

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10 Oceana Way Norwood, Massachusetts	02062

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code            (781) 440-3333
N/A

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.
     As previously disclosed in the Current Report on Form 8-K filed by Elcom International, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on March 10, 2006, based on a Schedule 13D filed with the SEC on March 6, 2006 by Smith & Williamson Investment Management Limited (“SWIM”) and Smith & Williamson Nominees Limited (“SWIM Nominees,” and collectively with SWIM, the “SWIM Entities”), the SWIM Entities beneficially own approximately 63.6% of the currently outstanding common stock, $0.01 par value per share (the “Common Stock”), of the Company. On March 6, 2006, in accordance with the Bylaws of the Company, SWIM sent a letter to the Chairman of the Board of Directors of the Company documenting the SWIM Entities control of a majority of the Company’s Common Stock and requesting that the Board of Directors of the Company (the “Board”) schedule a special meeting of the Company’s stockholders so that the stockholders may consider and act upon the following proposals at the special meeting:
•	A proposal to amend the Bylaws of the Company to remove the staggered Board that currently exists (Proposal 1);

•	A proposal to amend the Bylaws of the Company to provide that directors may be removed by the stockholders for or without cause (Proposal 2);

•	Provided that the above two proposals are approved by the required stockholder vote, a proposal to remove three current members of the Board — Robert J. Crowell, William W. Smith and John R. Ortiz — without cause, as well as to remove without cause any other directors who are appointed or elected by the Board before the date of the special meeting to fill any vacancy in the Board that exists between the date of SWIM’s request for a special meeting and the date of the meeting (Proposal 3); and

•	A proposal to elect three directors to fill the vacancies remaining after removal of Robert J. Crowell, William W. Smith and John W. Ortiz without cause pursuant to Proposal 3 above (Proposal 4).
     The three directors proposed to be elected by SWIM and SWIM Nominees in accordance with Proposal 4 are: (1) Sean P. Lewis, who is employed in the field of interim company management, investment and distressed financing. Mr. Lewis’ address is 10 Hazelwood Heights, Oxted, Surrey RH7 0QQ United Kingdom. Mr. Lewis is a citizen of the United Kingdom; and (2) Elliott Bance, who is a real estate and construction executive. Mr. Bance’s address is 10b Queens            Park road, Caterham, Surrey CR3 5RB United Kingdom. Mr. Bance is a citizen of the United Kingdom; and (3) Justin Dignam, who is a director and chief executive officer of Big Fish Payroll Inc., a provider of payroll services. Mr. Dignam’s address is 1407 N. Batavia Street, Suite 104, Orange, California 92867. Mr. Dignam is a citizen of the United States. SWIM has indicated that it will vote “for” each of the above proposals. The foregoing information contained in this paragraph has been excerpted by the Company from and is based solely upon the Schedule 13D filed by the SWIM Entities with the SEC.
     The current Board of Directors of the Company held a meeting on March 13, 2006 to consider the request of the SWIM Entities. At that meeting, the Board called a special meeting of the Company’s stockholders and set a record date and a meeting date for the special meeting for consideration of the proposals requested by the SWIM Entities as described above. Holders of record of the Company’s Common Stock on April 18, 2006 will be entitled to vote on the proposals at the special meeting of stockholders to be held on May 19, 2006. The Board notes that the date of the special meeting may be delayed if the SEC reviews the filings that the Company will make in connection with the meeting, which are further described below.
     The Company intends to file preliminary and definitive information statements on Schedule 14C with the SEC in connection with the special meeting of stockholders. Stockholders are advised to read, when available, the Company’s preliminary and definitive information statements, as these statements will contain important information. The Company will not be soliciting proxies for the special meeting. THE COMPANY IS NOT ASKING STOCKHOLDERS FOR A PROXY AND STOCKHOLDERS ARE REQUESTED NOT TO SEND THE COMPANY A PROXY.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELCOM INTERNATIONAL, INC.
Date: March 15, 2006	By:	/s/ Robert J. Crowell
Robert J. Crowell
Chairman

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